UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 1, 2006
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-115543	16-1693178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 3, 2006, Associated Materials Incorporated (“AMI” or the “Company”), a wholly-owned subsidiary of Associated Materials Holdings Inc. (“Holdings”), a wholly-owned subsidiary of AMH Holdings, Inc. (“AMH”), entered into an employment agreement (the “Employment Agreement”) with Mr. Dana R. Snyder, pursuant to which Mr. Snyder will serve as AMI’s Interim President and Chief Executive Officer. The material terms of this Employment Agreement are summarized in Item 5.02(c) to this Form 8-K, which summary is herein incorporated by reference. A copy of the Employment Agreement, effective as of July 1, 2006, by and between AMI and Mr. Snyder is attached as Exhibit 10.1 hereto and incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(c) On July 1, 2006, Mr. Snyder, age 59, was appointed Interim President and Chief Executive Officer of the Company. Mr. Snyder succeeds Michael Caporale, whose resignation by mutual agreement with the Company’s Board of Directors was effective June 30, 2006.
Since December 2004, Mr. Snyder has served as a director of AMI, Holdings, AMH and AMH’s parent corporation, AMH Holdings II, Inc., which is controlled by affiliates of Investcorp S.A. and Harvest Partners, Inc. Mr. Snyder is also currently serving as an advisory director of Investcorp S.A., an affiliate of the Company, and as a director of Werner Holdings Inc.
In addition, Mr. Snyder served as a consultant to the Company pursuant to an independent consultant agreement (the “Consulting Agreement”) entered into on April 3, 2006 by and between the Company and Mr. Snyder, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on April 4, 2006. Pursuant to the terms of the Consulting Agreement, Mr. Snyder provided various services to the Company including advice on commercial and market strategies as well as product positioning. Mr. Snyder received an aggregate of $175,000 as well as reimbursement for travel related expenses as compensation for his consulting services. The Consulting Agreement was terminated on July 1, 2006 in connection with the execution of the Employment Agreement.
Mr. Snyder has over 35 years of experience in the building products industry, including serving as Chief Operating Officer of Ply Gem Industries, Inc. from 1995 to 1997 and as President of Alcoa Construction Products Group from 1990 to 1995.
The terms of the Employment Agreement provide that Mr. Snyder is employed on an at will basis and will receive an annual base salary of $600,000 as compensation for his services. Pursuant to the Employment Agreement, Mr. Snyder may be eligible for an incentive compensation bonus, at the sole discretion of the Company’s Board of Directors. The Employment Agreement also provides that Mr. Snyder will be eligible to participate in employee benefit plans made available to other executives of the Company, but will not be eligible to participate in the Company’s 401(k) Retirement Savings Plan. The Employment Agreement provides that if Mr. Snyder’s employment is terminated for any reason whatsoever, he will receive any salary that has been earned but unpaid up to the date of such termination, but will not be entitled to receive any additional payments, including severance, additional salary or otherwise.
Capitalized terms used but not defined herein shall have the meaning provided for in the Employment Agreement.
Item 8.01 Other Events
On July 5, 2006, the Company issued a press release announcing the appointment of Mr. Snyder as Interim President and Chief Executive Officer of the Company. The press release issued by the Company is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document

10.1	Employment Agreement, effective as of July 1, 2006, by and between Associated Materials Incorporated and Dana R. Snyder.

99.1	Press Release, dated as of July 5, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.

DATE: July 5, 2006	By:	/s/ D. Keith LaVanway

D. Keith LaVanway Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective as of July 1, 2006, by and between Associated Materials Incorporated and Dana R. Snyder.

99.1	Press Release, dated as of July 5, 2006.